UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

MERCANTILE BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

310 Leonard St., N.W. Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number,

including area code: (616) 406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On February 20, 2014, Mercantile Bank Corporation (the “Company”) and Firstbank Corporation (“Firstbank”) entered into a First Amendment to the Agreement and Plan of Merger dated August 14, 2013 between the Company and Firstbank (the “Merger Agreement”). The First Amendment to the Merger Agreement extends the date on which the Merger Agreement becomes terminable from March 31, 2014 to June 30, 2014.

Section 7.1.3 of the Merger Agreement allows either Firstbank or the Company to elect to terminate the Merger Agreement if the merger has not been consummated by the specified “End Date” and certain conditions are satisfied. The amendment amends Section 7.1.3 by changing the “End Date” from March 31, 2014 to June 30, 2014. The amendment makes no other changes to the Merger Agreement.

A copy of the amendment is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

10.1	First Amendment to Merger Agreement dated February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2014	MERCANTILE BANK CORPORATION

	By	/s/ Charles E. Christmas
Charles E. Christmas Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

10.1	First Amendment to Merger Agreement dated February 20, 2014.